Exhibit 99.1

New York Mortgage Trust Declares First Quarter

2013 Common Stock Dividend of $0.27 Per Share

NEW YORK, NY – March 18, 2013 - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.27 per share on shares of its common stock for the quarter ending March 31, 2013. The dividend will be payable on April 25, 2013 to common stockholders of record as of March 28, 2013.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets Agency RMBS, consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS, Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans, multi-family CMBS, certain commercial real estate-related debt investments and residential mortgage loans, including loans sourced from distressed markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the payment of the dividend. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which has been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY

Kristine R. Nario

Investor Relations

Phone: 646-216-2363

Email: knario@nymtrust.com